                                                                     EXHIBIT 3.1

                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                                SOUTHDOWN, INC.

     Southdown, Inc., a Louisiana corporation (the "corporation"), through its undersigned President and Secretary and by authority of its Board of Directors, does hereby certify that:

     FIRST: The Restated Articles of Incorporation set forth in Paragraph Fourth below accurately copies the articles and all amendments and corrections thereto in effect at the date hereof without any substantive changes.

     SECOND: Each amendment and correction has been effected in conformity with law.

     THIRD: The date of incorporation of the corporation was April 4, 1930, and the date of these Restated Articles is September 15, 1983.

     FOURTH: The Restated Articles of Incorporation of the corporation are as follows:

                                   ARTICLE I

     The name of this corporation shall be Southdown, Inc.

                                   ARTICLE II

     The corporation's purpose is to engage in any lawful activity for which corporations may be formed under the Business Corporation Law of Louisiana.

                                  ARTICLE III

     A. The Corporation has authority to issue 20,000,000 shares of Common Stock of the par value of $2.50 per share (the "Common Stock") and 5,000,000 shares of Preferred Stock of the par value of $0.10 per share (the "Preferred Stock").

     B. Shares of the Preferred Stock may be issued from time to time in one or more classes or series, each of which shall have such distinctive designation or title and such voting rights, preferences and relative, optional or other special rights (including, without limitation, pre-emptive rights) and qualifications, limitations or restrictions as shall be fixed by the board of directors of the corporation prior to the issuance of any shares thereof by amendment to these Articles of Incorporation adopted by the board of directors.

     C. Except to the extent otherwise provided by an amendment adopted by the board of directors in accordance with the provisions of Article III (B) hereof, no shareholder of this corporation shall by reason of his holding shares of any class have any pre-emptive or preferential right to purchase or subscribe to any shares of any class of this corporation now or hereafter authorized or any notes, debentures, bonds or other securities convertible into or carrying options or warrants to purchase shares of any class now or hereafter to be authorized, whether or not the issuance of any shares, or such notes, debentures, bonds, or other securities would adversely affect dividend or voting rights of such shareholder, other than such rights, if any, as the board of directors in its discretion may fix; and the board of directors may issue shares of any class of this corporation, or any notes, debentures, bonds or other securities convertible into or carrying options or warrants to purchase shares of any class, without offering any such shares of any class, either in whole or in part, to the existing shareholders of any class.

                                   ARTICLE IV

     All of the corporate powers of this corporation shall be vested in and exercised by a board of directors consisting of the number of directors specified in the by-laws of the corporation or determined in the manner prescribed herein.

     The Board of Directors shall be divided into three classes as nearly equal in number as may be, with the initial term of office of Class I expiring at the annual meeting of shareholders in 1971, of Class II expiring at the annual meeting of shareholders in 1972, and of Class III expiring at the annual meeting of shareholders in 1973.

     At each annual meeting of shareholders, directors chosen to succeed those whose terms then expire shall be elected for a full term of office expiring at the third succeeding annual meeting of shareholders after their election. When the number of directors is increased by amendment to the by-laws of the corporation, and any newly created directorships are filled by the Board of Directors, there shall be no classification of such additional directors until the next annual meeting of shareholders. Subject to the foregoing, directors elected to fill a vacancy shall hold office for a term expiring at the annual meeting at which the term of the class to which they shall have been elected expires.

     The shareholders, by the affirmative vote or consent of the holders of 80% of all classes of stock of this corporation entitled to vote in elections of directors, at any special meeting called for the purpose may remove from office any one or more of the directors, notwithstanding that his or their terms of office may not have expired, and may forthwith at such meeting proceed to elect a successor for the unexpired term.

                                   ARTICLE V

     Any director absent from the meeting of the board of directors or any committee thereof may be represented by any other director or shareholder, who may cast the absent director's vote according to his written instructions, general or special.

                                   ARTICLE VI

     The board of directors may make and alter by-laws containing any provisions with respect to the government of the corporation, subject to the power of the shareholders to change or repeal any by-laws so made. The by-laws may contain any provision relating to the business of the corporation, the conduct of its affairs, its rights or powers, or the rights or powers of its shareholders, directors or officers, not inconsistent with law or these articles.

                                  ARTICLE VII

     No shareholder shall ever be held liable for the contracts, faults or debts of the corporation in any further sum than the unpaid balance, if any, remaining due on the stock for which he has subscribed, nor shall any informality in organization have the effect of rendering any subscriber or shareholder liable beyond the said unpaid amount, if any, remaining due on his stock.

                                  ARTICLE VIII

     Notwithstanding any other provision of this certificate of incorporation or the by-laws of this corporation (and in addition to any other vote that may be required by law, the Articles of Incorporation or the by-laws of this corporation), the affirmative vote of the holders of 80% of all classes of stock of this Corporation entitled to vote in elections of directors (considered for this purpose as one class) shall be required to amend, alter, change, or repeal Articles IV, VIII, VI, IX, X or XI of the Articles of Incorporation.

     Except as provided in the Articles of Incorporation, or as required by statute, the Articles of Incorporation may be amended by the affirmative vote or consent of the holders of a majority of all classes of stock of this corporation entitled to vote in elections of directors, taken at an annual or special meeting of shareholders, the notice of which set forth the proposed amendment or a summary of the changes to be made thereby. If such an amendment would adversely affect the holders of shares of any class or series, then in addition to the vote required by the sentence immediately preceding, the holders of each class or series of shares so affected by the amendment shall be entitled to vote as a class upon such amendment, and a majority of the issued and outstanding shares of each class or series so affected by the amendment shall be necessary to the adoption thereof.

                                   ARTICLE IX

     (A) Except as set forth in Paragraph (D) of this Article IX, the affirmative vote or consent of the holders of 80% of all classes of stock of this corporation entitled to vote in elections of directors, considered for the purposes of this Article IX as one class, shall be required:

          (i) for a merger or consolidation with or into any other corporation, or

          (ii) for any sale or lease of all or any substantial part of the assets of this corporation to any other corporation, person or other entity, or

          (iii) any sale or lease to this corporation or any subsidiary thereof of any assets (except assets having an aggregate fair market value of less than $2,000,000) in exchange for voting securities (or securities convertible into voting securities or options, warrants, or rights to purchase voting securities or securities convertible into voting securities) of this corporation or any subsidiary by any other corporation, person or entity, if as of the record date for the determination of shareholders entitled to notice thereof and to vote thereon or consent thereto such other corporation, person or entity which is party to such a transaction is the beneficial owner, directly or indirectly, of 5% or more of the outstanding shares of stock of this corporation entitled to vote in elections of directors, considered for the purpose of this Article IX as one class. Such affirmative vote or consent shall be in addition to the vote or consent of the holders of the stock of this corporation otherwise required by law or any agreement between this corporation and any national securities exchange.

     (B) For purposes of this Article IX any corporation, person or other entity shall be deemed to be the beneficial owner of any share of stock of this corporation,

          (i) which it owns directly, whether or not of record, or

          (ii) which it has the right to acquire pursuant to any agreement or understanding or upon exercise of conversion rights, warrants or options or otherwise, or

          (iii) which are beneficially owned, directly or indirectly (including shares deemed to be owned through application of clause (ii) above), by any "affiliate" or "associate" as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect on July 1, 1970, or

          (iv) which are beneficially owned, directly or indirectly (including shares deemed owned through application of clause (ii) above), by any other corporation, person or entity with which it or its "affiliate" or "associate" has any agreement or arrangement or understanding for the purpose of acquiring, holding, voting or disposing of stock of this corporation.

     For the purposes of this Article IX, the outstanding shares of any class of stock of this corporation shall include shares deemed owned through the application of clauses (B)(ii), (iii) and (iv) above, but shall not include any other shares which may be issuable pursuant to any agreement or upon exercise of conversion rights, warrants, options or otherwise.

     (C) The Board of Directors shall have the power and duty to determine for the purposes of this Article IX on the basis of information known to this corporation, whether

          (i) such other corporation, person or other entity beneficially owns more than 5% of the outstanding shares of stock of this corporation entitled to vote in elections of directors,

          (ii) a corporation, person, or entity is an "affiliate" or "associate" (as defined in Paragraph (B) above) of another,

          (iii) the assets being acquired by this corporation, or any subsidiary thereof, have an aggregate fair market value of less than $2,000,000 and

          (iv) the memorandum of understanding referred to in paragraph (D) below is substantially consistent with the transaction covered thereby.

     Any such determination shall be conclusive and binding for all purposes of this Article IX.

     (D) The provisions of this Article IX shall not apply to,

          (i) any merger or similar transaction with any corporation if the Board of Directors of this corporation has approved a memorandum of understanding with such other corporation with respect to such transaction prior to the time that such other corporation shall have become a beneficial owner of more than 5% of the outstanding shares of stock of this corporation entitled to vote in elections of directors; or

          (ii) any merger or consolidation of this corporation with, or any sale or lease to this corporation or any subsidiary thereof of any assets of or sale or lease by this corporation or any subsidiary thereof of any its assets to (a) any corporation of which a majority of the outstanding shares of all classes of stock entitled to vote in elections of directors is owned of record or beneficially by this corporation and its subsidiaries or (b) Zapata Norness Incorporated, a Delaware corporation, or any successor, affiliate, associate or subsidiary.

     (E) Except as may be otherwise provided by this Article IX or required by statute, an agreement of merger or consolidation may be approved by a majority vote of the shares issued and outstanding, taker at a meeting called for the purpose of such approval.

                                   ARTICLE X

     Special meetings of shareholders may be called by 80% or more of the Board of Directors or of the Executive Committee thereof or the President of this corporation and shall be called upon the written request of the holders of 80% or more of this corporation's stock outstanding and entitled to vote for directors as of the date of such request.

                                   ARTICLE XI

     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the by-laws of the corporation by the affirmative vote of 80% of the entire Board of Directors. Such by-laws may be adopted, amended or repealed by the affirmative vote of the holders of 80% of this corporation's stock outstanding and entitled to vote at the meeting at which any by-law is adopted, amended or repealed. To the extent not determined by the Articles of Incorporation, the number, qualification, term of office, manner of election, time and place of meeting, compensation and powers and duties of the directors may be prescribed from time to time by the by-laws. The by-laws may contain any other provisions for the regulation and management of the affairs of the corporation not inconsistent with statute or the Articles of Incorporation.

                                  ARTICLE XII

     Cash, property or share dividends, shares issuable to shareholders in connection with a reclassification of stock, and the redemption price of redeemed shares of Preferred Stock, which are not claimed by the shareholders entitled thereto within one year after the dividend or redemption price became payable or the shares became issuable, despite reasonable efforts by the corporation to pay the dividend or redemption price or deliver the certificates for the shares to such shareholders within such time, shall, at the expiration of such time, revert to full ownership to the corporation, and the corporation's obligation to pay such dividend or redemption price or issue such shares, as the case may be, shall thereupon cease; provided that the board of directors may, at any time, for any reason satisfactory to it, but need not, authorize (a) payment of the amount of any cash or property dividend or redemption price, or (b) issuance of any shares, ownership of which has reverted to the corporation pursuant to this Article XII, to the person or entity who or which would be entitled thereto had such reversion not occurred.

Dated: September 15th, 1983

                                            SOUTHDOWN, INC.

                                            By:   /s/ LAURENCE E. HIRSCH
                                              ----------------------------------
                                                     Laurence E. Hirsch,
                                                          President

                                            By:     /s/ E. B. SCHERICH
                                              ----------------------------------
                                                       E. B. Scherich,
                                                          Secretary

                                 ACKNOWLEDGMENT

STATE OF TEXAS

COUNTY OF HARRIS

     BEFORE ME, the undersigned authority, personally came and appeared Laurence
E. Hirsch and E. B. Scherich to me known to be the President and Secretary of Southdown, Inc. and the persons who executed the foregoing instrument in such capacities, and who, being duly sworn, acknowledged in my presence and in the presence of the undersigned witnesses that they were authorized to and did execute the foregoing instrument in such capacities for the said corporation, as its and their free act and deed.

     IN WITNESS WHEREOF, the appearers and witnesses and I have hereunto affixed our signatures on this 15th day of September, 1983.

WITNESSES:

                /s/ MICHELLE RAYMOND                                  /s/ LAURENCE E. HIRSCH
-----------------------------------------------------  -----------------------------------------------------
                  /s/ MARIE KALISEK                                     Laurence E. Hirsch,
-----------------------------------------------------                        President

                /s/ MICHELLE RAYMOND                                    /s/ E. B. SCHERICH
-----------------------------------------------------  -----------------------------------------------------
                  /s/ MARIE KALISEK                                       E. B. Scherich,
-----------------------------------------------------                        Secretary

                               /s/ DANA LLOYD
                       ----------------------------------
                                 NOTARY PUBLIC

                                 [Notary Seal]

                            ARTICLES OF AMENDMENT TO
                       RESTATED ARTICLES OF INCORPORATION
                             DATED DECEMBER 2, 1987

ARTICLES OF AMENDMENT TO                        sec.          UNITED STATES OF AMERICA
RESTATED ARTICLES OF                            sec.          STATE OF TEXAS
INCORPORATION OF                                sec.          COUNTY OF HARRIS
SOUTHDOWN, INC.                                 sec.

     BE IT KNOWN, that on this 2nd day of December, 1987, BEFORE ME, Margaret Bassett, a Notary Public, duly commissioned and qualified, in and for the County of Harris, and in the presence of the witnesses hereinafter named and undersigned:

                         PERSONALLY CAME AND APPEARED:

     CLARENCE C. COMER and WENDELL E. PHILLIPS, II, appearing herein and acting for Southdown, Inc. (of which Corporation they are, respectively, President and Secretary), a corporation organized and existing under the laws of the State of Louisiana, domiciled in the Parish of Orleans, State of Louisiana, organized by Articles of Incorporation executed and acknowledged on April 4, 1930, and recorded on April 5, 1930 in the records of the Recorder of the Parish of Orleans and on April 7, 1930, in the Record of Charters Book 130, who declared that pursuant to resolution of the shareholders of the corporation, adopted at a special meeting of shareholders of the corporation held on December 2, 1987, at 2:00 p.m., at the offices of the corporation, 1200 Smith Street, Suite 2200, Houston, Texas, they now appear for the purpose of executing this act of amendment and putting into authentic form the amendment so agreed to by the vote of the shareholders of said corporation.

     AND THE SAID APPEARERS further declared that by vote of the shareholders of the corporation, it was resolved that the Articles of Incorporated of the corporation be amended by adding a new Article XIII as follows:

          "No director or officer of this corporation shall be personally liable to this corporation or its shareholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability (i) for breach of the director's or officer's duty of loyalty to this corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
     Section 92(D) of the Louisiana Business Corporation Law, or (iv) for any transaction from which the director or officer derived an improper personal benefit. If the Louisiana Business Corporation Law is hereafter amended to authorize corporate action further limiting or eliminating the personal liability of directors or officers, then the liability of each director and officer of this corporation shall be limited or eliminated to the full extent permitted by the Louisiana Business Corporation Law as so amended from time to time. Neither the amendment nor repeal of this Article, nor the adoption of any provision of this corporation's Articles of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this Article, in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article, would accrue or arise, prior to such amendment, repeal or adoption of any inconsistent provision."

     AND THE SAID APPEARERS further declared that 5,615,745 of the shares of the corporation were represented at said meeting and that 5,214,882 shares voted for the said amendment and that 400,863 shares voted against the said amendment.

     AND THE SAID APPEARERS having requested me, Notary, to note said amendment in authentic form, I do by these presents receive said amendment in the form of this public act to the end that said amendment may be promulgated and recorded and thus be read into the original Restated Articles of Incorporation of Southdown, Inc., as hereinabove set forth.

     THUS DONE AND PASSED, in my office at Houston, Texas, on the day, month and year first above written, in the presence of the undersigned competent witnesses, who here unto sign their names with the said appearers and me, Notary, after a due reading of the whole.

                                            SOUTHDOWN, INC.

                                            By:    /s/ CLARENCE C. COMER
                                              ----------------------------------
                                                      Clarence C. Comer
                                                          President

                                            By:   /s/ WENDELL E. PHILLIPS
                                              ----------------------------------
                                                   Wendell E. Phillips, II
                                                          Secretary

WITNESSES:

    /s/ EDGAR J. MARSTON III
------------------------------------
        Edgar J. Marston III

       /s/ DENNIS M. THIES
------------------------------------
          Dennis M. Thies

                            /s/ MARGARET BASSETT
             ------------------------------------------------------
                                 NOTARY PUBLIC

                                 [Notary Seal]

                            ARTICLES OF AMENDMENT TO
                       RESTATED ARTICLES OF INCORPORATION
                               DATED MAY 23, 1988

ARTICLES OF AMENDMENT TO                  sec.         STATE OF TEXAS
RESTATED ARTICLES OF                      sec.         COUNTY OF HARRIS
INCORPORATION OF                          sec.         CITY OF HOUSTON
SOUTHDOWN, INC.                           sec.

     BE IT KNOWN, That on this 23rd day of May, 1988,

     BEFORE ME, Shawna Chisnell, a Notary Public, duly commissioned and qualified in and for the County of Harris, State of Texas, and in the presence of the witnesses hereinafter named and undersigned:

                         PERSONALLY CAME AND APPEARED:

     EDGAR J. MARSTON III and WENDELL E. PHILLIPS, II, appearing herein and acting for Southdown, Inc. (of which Corporation they are, respectively, Executive Vice President and Secretary), a corporation organized and existing under the laws of the State of Louisiana, domiciled in the Parish of Orleans, State of Louisiana, organized by Articles of Incorporation effective April 4, 1930, which Articles, as amended, were restated pursuant to Restated Articles of Incorporation effective September 15, 1983, who declared that pursuant to resolutions of the shareholders of the Corporation adopted at an annual meeting of the shareholders of the Corporation held on May 19, 1988 at 10:15 a.m., at the Doubletree Hotel, 400 Dallas Street, Houston, Texas 77002, they now appear for the purpose of executing this act of amendment and putting into authentic form the amendment so agreed to by the shareholders of said Corporation, which amendment shall become effective at 5:00 p.m., Central Daylight Savings Time, on May 27, 1988.

     AND THE SAID APPEARERS further declare that by vote of the shareholders of said Corporation, it was:

     RESOLVED, that Article III of the Restated Articles of Incorporation of Southdown, Inc. be amended so that:

          (1) Paragraph A. is amended to read in its entirety as follows:

             The Corporation has authority to issue 40,000,000 shares of Common Stock of the par value of $1.25 per share (the "Common Stock") and 10,000,000 shares of Preferred Stock of the par value of $.05 per share (the "Preferred Stock"). Upon the effectiveness of the amendments contained in these Articles of Amendment (the "Effective Date") each share of common stock of the Corporation issued at the close of business on the Effective Date shall be changed and split-up into two shares of Common Stock without change in the aggregate amount of capital represented by the issued shares, such two-for-one split to be accomplished by issuing to each holder of the Corporation's common stock of record at the close of business on the Effective Date a certificate or certificates at the rate of one additional share of Common Stock for each share of the common stock held of record on the stock transfer records of the Corporation at the close of business on the Effective Date.

          (2) The first sentence of Paragraph C. is deleted and there is substituted in its place the following:

             Of the aforesaid 10,000,000 shares of Preferred Stock, 1,999,998 shares shall constitute a separate series of preferred shares designated "Preferred Stock, $.70 Cumulative Convertible Series A" (hereinafter called the "Series A Preferred Stock"), which shall have a stated value of $10.00 per share. Upon the Effective Date, in lieu of any adjustment of the conversion price or conversion rate applicable to the Corporation's Preferred Stock, $1.40 Cumulative Convertible Series A (the "Old Series A Preferred Stock") that would otherwise result from the foregoing two-for-one stock split of the Corporation's common stock under Article III
        C. of the Restated Articles of Incorporation, each share of the Old Series A Preferred Stock issued at the close of business on the Effective Date shall be changed and split-up into two shares of Series A Preferred Stock without change in the aggregate amount of capital represented by the issued shares, such two-for-one split to be accomplished by issuing to each holder of Old Series A Preferred Stock of record at the close of business on the Effective Date a certificate or certificates at the rate of one additional share of Series A Preferred Stock for each share of Old Series A Preferred Stock held of record on the stock transfer records of the Corporation at the close of business on the Effective Date.

          (3) The first sentence of Subparagraph (1) of Paragraph C. is amended to read in its entirety as follows:

             The holders of the Series A Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors out of the funds of the Corporation legally available therefor and in preference to the holders of the Common Stock of the Corporation and any other capital stock of the Corporation ranking junior to the Series A Preferred Stock as to dividends, cumulative preferential dividends per share of Series A Preferred Stock in cash at the rate per annum of $.70 and no more.

          (4) The first sentence of Subparagraph (4) of Paragraph C. is amended to read in its entirety as follows:

             In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation (including any liquidation preferences payable in respect of capital stock of the Corporation ranking senior to the Series A Preferred Stock as to assets), the holders of the Series A Preferred Stock shall be entitled to receive, out of the remaining net assets of the Corporation, $10.00 in cash for each share of Series A Preferred Stock, plus an amount equal to all dividends accrued and unpaid on each such share (whether or not declared) up to the date fixed for distribution, before any distribution shall be made to the holders of the Common Stock of the Corporation or any other stock of the Corporation ranking junior to the Series A Preferred Stock as to assets.

          (5) The second and third sentences of Subparagraph (5) of Paragraph C. are amended to read in their entirety as follows:

        The result obtained by dividing $5.00 by the conversion rate in effect from time to time is herein referred to as the "conversion price." Whenever the conversion price is adjusted pursuant to the provisions of Subparagraph (d) below, the conversion rate shall be redetermined by dividing $5.00 by the then adjusted conversion price.

          (6) Wherever the phrase "$20.00 stated value" appears in Article IIIC., such phrase be and it hereby is amended to read "$10.00 stated value."

          (7) Wherever the term "Preferred Stock, $1.40 Cumulative Convertible Series A" appears in Article IIIC., such term shall be and it hereby is amended to read "Preferred Stock, $.70 Cumulative Convertible Series A."

     AND SAID APPEARERS further declared that of the outstanding shares of capital stock of the Corporation 5,353,803 were represented at said meeting and that 4,913,251 shares were voted for the said amendment and that 440,522 shares were voted against the said amendment or abstained from voting thereon.

     AND SAID APPEARERS further declared that 712,000 shares of the Series A Preferred Stock of the Corporation were represented at said meeting, and that 712,000 shares were voted for the said amendment and that no shares were voted against the said amendment.

     APPEARERS FURTHER stated that all of the shares of the Corporation have par value; that the Corporation is authorized to issue 50,000,000 shares, of which 40,000,000 are common shares of the par value of $1.25 per share and 10,000,000 are preferred shares of the par value of $0.05 per share; that of the preferred shares, 1,999,998 shares have been designated as the Series A Preferred Stock and 960,000 shares have been designated as the Series B Preferred Stock; and that the Board of Directors of the Corporation has the authority to amend the Articles to fix the preferences, limitations, and relative rights of the preferred shares, and to establish, and fix variations and relative rights and preferences as between, series of preferred shares, all as more fully set out in Article III of the Articles of Incorporation.

     AND SAID APPEARERS having requested me, Notary, to note said amendment in authentic form, I do by these presents receive said amendments in the form of this public act to the end that said amendment may be promulgated and recorded and thus be read into the Restated Articles of Incorporation of Southdown, Inc., as hereinabove set forth.

     THUS DONE AND PASSED, in my office at Houston, Harris County, State of Texas, on the day, month and year first above written, in the presence of the undersigned competent witnesses, who hereunto sign their names with the said appearers and me, Notary, after a due reading of the whole.

                                            SOUTHDOWN, INC.

                                            By:  /s/ EDGAR J. MARSTON III

                                              ----------------------------------
                                                     Edgar J. Marston III
                                                   Executive Vice President

                                            By:   /s/ WENDELL E. PHILLIPS

                                              ----------------------------------
                                                   Wendell E. Phillips, II
                                                          Secretary

WITNESSES:

        /s/ JOANN PAVLOCK
------------------------------------
           JoAnn Pavlock

      /s/ MICHELLE RAYMOND
------------------------------------
          Michelle Raymond

                             /s/ SHAWNA CHISNELL

                       ----------------------------------
                                 NOTARY PUBLIC

                                 [Notary Seal]

                            ARTICLES OF AMENDMENT TO
                       RESTATED ARTICLES OF INCORPORATION
                              DATED MARCH 4, 1991

ARTICLES OF AMENDMENT TO                 sec.    STATE OF TEXAS
RESTATED ARTICLES OF                     sec.    COUNTY OF HARRIS
INCORPORATION OF                         sec.    CITY OF HOUSTON
SOUTHDOWN, INC.                          sec.

     BE IT KNOWN, That on this 4th day of March, 1991,

     BEFORE ME, JoAnn M. Pavlock, a Notary Public, duly commissioned and qualified in and for the County of Harris, State of Texas, and in the presence of the witnesses hereinafter named and undersigned:

                         PERSONALLY CAME AND APPEARED:

     CLARENCE C. COMER and WENDELL E. PHILLIPS, II, appearing herein and acting for Southdown, Inc. (of which Corporation they are, respectively, President and Secretary), a corporation organized and existing under the laws of the State of Louisiana, domiciled in the Parish of Orleans, State of Louisiana, organized by Articles of Incorporation effective April 4, 1930, which Articles, as amended, were restated pursuant to Restated Articles of Incorporation effective September 15, 1983, who declared that pursuant to Sections 24B(6) and 33A of the Louisiana Business Corporation Law, Article IIIB of the Restated Articles of Incorporation of the Corporation, and resolutions of the Board of Directors of the Corporation adopted at a special meeting of the Board of Directors of the Corporation held on March 4, 1991, they now appear for the purpose of executing this act of amendment and putting into authentic form the amendment so adopted by the Board of Directors of said Corporation.

     AND THE SAID APPEARERS further declare that by vote of the Board of Directors of said Corporation, it was resolved that Article III of the Restated Articles of Incorporation of Southdown, Inc. be further amended as follows:

          1. There is added as a new paragraph E of Article III the following:

             E. Of the aforesaid 10,000,000 shares of Preferred Stock, 400,000 shares shall constitute a separate series of preferred shares designated "Preferred Stock, Cumulative Junior Participating Series C" (the "Series C Preferred Stock"). The preferences, limitations and relative rights of the Series C Preferred Stock are as follows:

                                PREFERRED STOCK,
                    CUMULATIVE JUNIOR PARTICIPATING SERIES C

     1. Dividends. (A) The holders of the Series C Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors out of the funds of the Corporation legally available therefor, subject to the prior and superior rights of the holders of the Corporation's Preferred Stock, $.70 Cumulative Convertible Series A ("Series A Preferred Stock"), the Corporation's Preferred Stock, $3.75 Convertible Exchangeable Series B ("Series B Preferred Stock") and any other shares of any series of Preferred Stock ranking senior to the shares of Series C Preferred Stock as to dividends, but in preference to the holders of the Common Stock, par value $1.25 per share, of the Corporation (the "Common Stock") and any other capital stock of the Corporation ranking junior to the Series C Preferred Stock as to dividends, cumulative preferential dividends per share of Series C Preferred Stock payable in cash on the last day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series C Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $2.00 or (b) subject to the provision for adjustment hereinafter set forth, the Adjustment Number (as defined below) times the aggregate per share amount of all cash dividends, and the Adjustment Number times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend or distribution payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series C Preferred Stock. The "Adjustment Number" shall initially be 100. In the event the Corporation shall at any time after March 4, 1991 (i) declare any dividend on Common Stock payable in shares of Common Stock,
(ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (B) Dividends shall begin to accrue and be cumulative on outstanding shares of Series C Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series C Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall accrue and be cumulative from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series C Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date.

     (C) Each dividend on the Series C Preferred Stock shall be paid to the holders of record of shares of the Series C Preferred Stock as they appear on the stock register of the Corporation on such record date, not exceeding 30 days preceding the payment date thereof, as shall be fixed by the Board of Directors of the Corporation. Dividends on account of arrears for any past dividend periods may be declared and paid at any time, without reference to any regular dividend payment date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board of Directors of the Corporation. No dividend may be declared on any other series or class of stock ranking on a parity with the Series C Preferred Stock as to dividends in respect of any dividend period, unless there shall also be or have been declared on the Series C Preferred Stock like dividends for all periods in the amounts provided therefor in paragraph 1(A) above. In the event that full cumulative dividends on the Series C Preferred Stock have not been declared and paid or set apart for payment, the Corporation may not declare or pay or set apart for payment any dividends or make any other distributions on, or make any payment on account of the purchase, redemption or retirement of, the Common Stock or any other stock of the Corporation ranking junior to the Series C Preferred Stock as to dividends or distributions of assets on liquidation, dissolution or winding up of the Corporation (other than, in the case of dividends or distributions, dividends or distributions paid in shares of Common Stock or such other junior ranking stock), until full cumulative dividends on the Series C Preferred Stock are declared and paid or set apart for payment. Further, the Corporation shall not declare a dividend or distribution on the Common Stock unless it also declares a dividend or distribution on the Series C Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend or distribution payable in shares of Common Stock); provided that, in the event no dividend or distribution shall be been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $2.00 per share on the Series C Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

     2. Redemption. (A) The Corporation, at its option, may redeem shares of Series C Preferred Stock in whole at any time and in part from time to time, at a redemption price equal to the Adjustment Number times the current per share market price (as such term is hereinafter defined) of the Common Stock on the date of the mailing of the notice of redemption, together with accrued and unpaid dividends to the date of such redemption. The "current per share market price" on any date shall be deemed to be the average of the closing price per share of such Common Stock for the ten consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that in the event that the current per share market price of the Common Stock is determined during a period following the announcement of (A) a dividend or distribution on the Common Stock other than a regular quarterly cash dividend or (B) any subdivision, combination or reclassification of such Common Stock and the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, shall not have occurred prior to the commencement of such ten Trading Day period, then, and in each such case, the current per share market price shall be properly adjusted to take into account ex-dividend or ex-distribution trading. The closing price for each day shall be the last sales price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange, or, if the Common Stock is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the last quoted sales price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System or such other self-regulatory organization or registered securities information processor (as such terms are used under the Securities Exchange Act of 1934, as amended) that then reports information concerning the Common Stock or, if on any such date the Common Stock is not quoted by any such entity, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board of Directors of the Corporation. If on any such date no such market maker is making a market in the Common Stock, the fair value of the Common Stock on such date as determined in good faith by the Board of Directors of the Corporation shall be used. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business or, if the Common Stock is not listed or admitted to trading on any national securities exchange, a business day.

     (B) In case of the redemption of only part of the Series C Preferred Stock at the time outstanding, such redemption shall be made pro rata, provided, however, that the Corporation shall not be required to effect the redemption in any manner that results in fractional shares being outstanding (unless immediately prior to such time fractional shares were outstanding, in which case the Corporation shall not be required to effect the redemption in any manner that results in fractions of shares, other than one-hundredths of shares, being outstanding); if full cumulative dividends shall not have been paid or declared and set apart for payment for all quarterly dividends to and including the last Quarterly Dividend Payment Date prior to the date fixed for redemption, the Corporation shall not:

          (i) call for redemption (except for redemptions in accordance with subparagraph 2(B)(iii) below) any shares of Series C Preferred Stock unless all such shares then outstanding are called for simultaneous redemption; or

          (ii) redeem or purchase or otherwise acquire (except for redemptions, purchases or acquisitions in accordance with subparagraph 2(B)(iii) below) for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with Series C Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (both as to dividends and upon dissolution, liquidation or winding up) to Series C Preferred Stock; or

          (iii) redeem or purchase or otherwise acquire (except for redemptions, purchases or acquisitions in accordance with subparagraphs 2(B)(i) and 2(B)(ii) above) for consideration any shares of Series C Preferred Stock, or any shares of stock ranking on a parity with Series C Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares of parity stock and Series C Preferred Stock upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

     (C) Notice of any proposed redemption of Series C Preferred Stock shall be given by the Corporation not less than 15 days nor more than 60 days prior to the date fixed for such redemption to each holder of record of the shares to be redeemed at his address appearing on the books of the Corporation. Notice of redemption shall be deemed to have been given when deposited in the United States mails, by first class mail, whether or not such notice is actually received. If on or before the redemption date specified in such notice all funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares so called for redemption, so as to be and continue to be available therefor, then from and after the date of redemption so designated, notwithstanding that any certificate representing shares of Series C Preferred Stock so called for redemption shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding, the right to receive dividends thereon shall cease to accrue and all rights with respect to such shares of Series C Preferred Stock so called for redemption shall forthwith at the close of business on such redemption date cease and terminate, except only the right of the holders thereof to receive the redemption price of such shares so to be redeemed plus an amount equal to accrued and unpaid dividends (whether or not declared) up to the date fixed for redemption, but without interest thereon.

     (D) The Corporation may, however, prior to the redemption date specified in the notice of redemption, deposit in trust for the account of the holders of the shares of Series C Preferred Stock to be redeemed, with a bank or trust company in good standing organized under the laws of the United States of America or of any state thereof, having its principal office located in the continental United States, and having a capital, surplus and undivided profits aggregating at least $50 million, designated in such notice of redemption, all funds necessary for such redemption (including accrued and unpaid dividends up to the date fixed for redemption), together with irrevocable written instructions authorizing such bank or trust company, on behalf and at the expense of the Corporation, to cause the notice of redemption to be mailed as herein provided at least 15 days but not more than 60 days prior to the redemption date and to include in said notice of redemption a statement that all funds necessary for such redemption have been so deposited in trust and are immediately available, and on the redemption date, notwithstanding that any certificate representing shares of Series C Preferred Stock called for redemption shall not have been surrendered for cancellation, all shares of Series C Preferred Stock with respect to which such deposit shall have been made and which are outstanding on such redemption date shall no longer be deemed to be outstanding and all rights with respect to such shares of Series C Preferred Stock shall forthwith at the close of business on such redemption date cease and terminate, except only the right of the holders thereof to receive from such bank or trust company, at any time after the redemption date, the redemption price of such shares so to be redeemed plus accrued and unpaid dividends up to the date fixed for redemption.

     (E) If any shares of Series C Preferred Stock called for redemption are not issued and outstanding as of the date fixed for redemption, the amount set aside or deposited for the redemption thereof shall revert to or be paid over to the Corporation.

     (F) Any shares of Series C Preferred Stock which are redeemed or otherwise purchased or acquired by the Corporation or any subsidiary thereof shall be cancelled. The number of shares of Series C Preferred Stock shall be reduced by the number of shares so cancelled and such cancelled shares shall be restored to the status of authorized but unissued shares of Preferred Stock that are undesignated as to series. For the purposes of this paragraph, a subsidiary means a corporation of which a majority of the capital stock having voting power under ordinary circumstances to elect a majority of the board of directors is owned by (a) the Corporation, (b) the Corporation and one or more of its subsidiaries or (c) one or more of the Corporation's subsidiaries.

     3. Regarding Voting Rights. The holders of shares of Series C Preferred Stock shall have the following voting rights:

          (A) Each share of Series C Preferred Stock shall entitle the holder thereof to a number of votes equal to the Adjustment Number for each share held and, except as otherwise provided herein or by law, the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Common Stock (and any other capital stock of the Corporation entitled to vote) shall vote together as a single class.

          (B) Unless the vote of a larger percentage is required by law or the Restated Articles of Incorporation, the affirmative vote of the holders of a majority of the outstanding shares of Series C Preferred Stock shall be sufficient to take any action as to which a class vote of the holders of the Series C Preferred Stock is required by law or the Restated Articles of Incorporation.

          (C) Whenever, at any time, dividends payable on the Series C Preferred Stock shall be in arrears for such number of dividend payments as shall include not less than 540 calendar days, the holders of all Preferred Stock (including holders of the Series C Preferred Stock) upon which these or like voting rights have been conferred (without limiting the generality of the foregoing, not including the Series A Preferred Stock and the Series B Preferred Stock) and are exercisable (the "Voting Preferred Stock") with dividends in arrears for such number of dividend payments as shall include not less than 540 calendar days, shall have the exclusive right, voting separately as a class, irrespective of series, to elect by a majority of the votes cast two directors of the Corporation, (i) at the Corporation's next annual meeting of the shareholders, (ii) at a special meeting held in place thereof, (iii) at a special meeting of the holders of shares of the Voting Preferred Stock called by the Secretary of the Corporation upon the written request of the holders of record of 25% or more of the total number of shares of Voting Preferred Stock then outstanding, to be held within 30 days after delivery of such request, or (iv) by written consent of the holders of a majority of the issued and outstanding shares of Voting Preferred Stock in lieu thereof, and at each meeting of shareholders thereafter at which directors shall be elected until such rights shall terminate as hereinafter provided. The Board of Directors of the Corporation hereby unanimously directs the Secretary of the Corporation to give notice of any special meeting of the shareholders of the Corporation required from time to time by the provisions of this paragraph, in the manner prescribed by the Bylaws of the Corporation. Upon the vesting of such voting right in the holders of the Voting Preferred Stock, the maximum authorized number of members of the Board of Directors shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of the Voting Preferred Stock as hereinabove set forth. The right of the holders of the Voting Preferred Stock, voting separately as a class, to elect members of the Board of Directors of the Corporation as aforesaid shall continue until such time as all dividends accumulated on the Series C Preferred Stock shall have been paid in full, at which time such right shall terminate, except as by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned. Upon any termination of the right of the holders of the Voting Preferred Stock to vote for directors as herein provided, the term of office of all directors then in office elected by such Voting Preferred Stock voting as a class shall terminate immediately. If the office of any director elected by the holders of the Voting Preferred Stock becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, the remaining director elected by the holders of Voting Preferred Stock voting as a class may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred. Whenever the special voting powers vested in the holders of the Voting Preferred Stock shall be expired, the number of directors shall become such number as may be provided for in the Bylaws, or resolution of the Board of Directors thereunder, irrespective of any increase made pursuant to the provisions of this paragraph 3.

          (D) At any time that any shares of Series C Preferred Stock are outstanding, the Restated Articles of Incorporation, as amended, of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of Series C Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series C Preferred Stock, voting separately as a class.

     4. Priority in Event of Dissolution. (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Preferred Stock unless, prior thereto, the holders of shares of Series C Preferred Stock shall be received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series C Liquidation Preference"). Following the payment of the full amount of the Series C Liquidation Preference, no additional distributions shall be made to the holders of shares of Series C

Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series C Liquidation Preference by (ii) the Adjustment Number. Following the payment of the full amount of the Series C Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series C Preferred Stock and Common Stock, respectively, holders of Series C Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Series C Preferred Stock and Common Stock, on a per share basis, respectively.

     (B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series C Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, that rank on a parity with Series C Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares (including the Series C Preferred Stock) in proportion to their respective liquidation preferences.

     5. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series C Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share equal to the Adjustment Number times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.

     6. Ranking. The Series C Preferred Stock shall rank junior to the Series A Preferred Stock and Series B Preferred Stock as to the payment of dividends and distribution of assets, and shall also rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

     7. Fractional Shares. The Series C Preferred Stock may be issued in fractions of a share that shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series C Preferred Stock.

     8. Sinking Fund. The Series C Preferred Stock shall not be entitled to any mandatory redemption or prepayment (except on liquidation, dissolution or winding up of the affairs of the Corporation) or to the benefit of any sinking fund.

     9. Amount. The number of shares of Series C Preferred Stock may be increased or decreased by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of Series C Preferred Stock to less than the number of shares then issued and outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.

     10. Definition. If the day upon which any payment is to be made or any other action is to be taken or any event is scheduled to occur pursuant to the terms of these Articles of Amendment is not a business day, the payment shall be made or the other action shall be taken on the next succeeding business day. A "business day" is defined as a day in the City of Houston, County of Harris, Texas, that is not a legal holiday or a day on which banking institutions are authorized or obligated by law to close.

     11. Notice. Except as otherwise provided herein, any notice, demand or other communication shall be deemed given and received as of the date of delivery in person or receipt set forth on the return receipt. The inability to delivery because of rejection or other refusal to accept any notice, demand or other communication shall be deemed to be receipt of such notice, demand or other communication as of the date of such inability to deliver or rejection or refusal to accept.

     12. Paragraph E of Article III is relettered as paragraph F.

     APPEARERS further stated that all of the shares of the Corporation have par value; that the Corporation is authorized to issue 50,000,000 shares, of which 40,000,000 are common shares of the par value of $1.25 and 10,000,000 are preferred shares of the par value of $0.05 per share; that of the preferred shares, 1,999,998 shares have been designated as the Series A Preferred Stock, 960,000 shares have been designated as the Series B Preferred Stock, and 400,000 have been designated as the Series C Preferred Stock; and that the Board of Directors of the Corporation has the authority to amend the Articles to fix the preferences, limitations, and relative rights of the preferred shares, and to establish, and fix variations and relative rights and preferences as between series of preferred shares, all as more fully set out in Article III of the Restated Articles of Incorporation.

     AND SAID APPEARERS having requested me, Notary, to note said amendment in authentic form, I do by these presents receive said amendment in the form of this public act to the end that said amendment may be promulgated and recorded and thus be read into the Restated Articles of Incorporation of Southdown, Inc., as hereinabove set forth.

     THUS DONE AND PASSED, in my office at Houston, Harris County, State of Texas, on the day, month and year first above written, in the presence of the undersigned competent witnesses, who hereunto sign their names with the said appearers and me, Notary, after a due reading of the whole.

                                            SOUTHDOWN, INC.

                                            By:    /s/ CLARENCE C. COMER
                                              ----------------------------------
                                                      Clarence C. Comer
                                                          President

                                            By: /s/ WENDELL E. PHILLIPS, II
                                              ----------------------------------
                                                   Wendell E. Phillips, II
                                                          Secretary

WITNESSES:

       /s/ JOANNA FLANAGAN
------------------------------------
          JoAnna Flanagan

      /s/ LINDA F. HARRELL
------------------------------------
          Linda F. Harrell

                            /s/ JOANN M. PAVLOCK
               -------------------------------------------------
                                 NOTARY PUBLIC

                                 [Notary Seal]

                            ARTICLES OF AMENDMENT TO
                       RESTATED ARTICLES OF INCORPORATION
                              DATED JUNE 25, 1998

ARTICLES OF AMENDMENT TO    )
RESTATED ARTICLES OF        )      STATE OF TEXAS
INCORPORATION OF            )      COUNTY OF HARRIS
SOUTHDOWN, INC.             )      CITY OF HOUSTON

     BE IT KNOWN, That on this 25th day of June, 1998

     BEFORE ME, Linda F. Harrell, a Notary Public, duly commissioned and qualified in and for the County of Harris, State of Texas, and in the presence of the witnesses hereinafter named and undersigned:

                         PERSONALLY CAME AND APPEARED:

     CLARENCE C. COMER and PATRICK S. BULLARD, appearing herein and acting for Southdown, Inc. (of which Corporation they are, respectively, President and Secretary), a corporation organized and existing under the laws of the State of Louisiana, domiciled in the Parish of Orleans, State of Louisiana, organized by Articles of Incorporation effective April 4, 1930, which Articles, as amended, were restated pursuant to Restated Articles of Incorporation effective September 15, 1983, and further amended as of April 10, 1987, December 2, 1987, April 23, 1988, May 23, 1988, March 4, 1991 and January 25, 1994 ("the Corporation"), who declared that pursuant to Sections 24B(6) and 33A of the Louisiana Business Corporation Law, Article IIIB of the Restated Articles of Incorporation of the Corporation, resolutions of the Board of Directors of the Corporation adopted at regular and special meetings of the Board of Directors of the Corporation held on March 17, 1998 and March 26, 1998, and resolutions of its duly authorized Special Committee unanimously adopted at a special meeting of such committee held on May 5, 1998, they now appear for the purpose of executing this act of amendment and putting into authentic form the amendment so adopted by the Special Committee of the Board of Directors of the Corporation.

     AND THE SAID APPEARERS further declare that by a vote of the shareholders of said Corporation, it was:

     RESOLVED, that Article III of the Restated Articles of Incorporation of Southdown, Inc. be amended so that:

          1. Paragraph A. is amended to read in its entirety as follows:

             A. The Corporation has authority to issue 200,000,000 shares of Common Stock of the par value of $1.25 per share (the "Common Stock") and 10,000,000 shares of Preferred Stock of the par value of $.05 per share (the "Preferred Stock").

     AND SAID APPEARERS further declare that of the outstanding shares of capital stock of the Corporation 20,816,924 were represented at said meeting and that 17,195,420 shares were voted for the said amendment and that 1,034,005 shares were voted against the said amendment or abstained from voting thereon.

     APPEARERS FURTHER stated that all of the shares of the Corporation have par value; that the Corporation is authorized to issue 210,000,000 shares, of which 200,000,000 are common shares of the par value of $1.25 per share and 10,000,000 are preferred shares of the par value of $0.05 per share; and that the Board of Directors of the Corporation and the Special Committee thereof each has the authority to amend the articles to fix the preferences, limitations and relative rights of the preferred shares, and to establish, and fix variations and relative rights and preferences as between series of preferred shares, all as more fully set out in Article III of the Restated Articles of Incorporation.

     AND SAID APPEARERS having requested me, Notary, to note said amendment in authentic form, I do by these presents receive said amendments in the form of this public act to the end that said amendment may be promulgated and recorded and thus be read into the Restated Articles of Incorporation of Southdown, Inc., as hereinabove set forth.

     THUS DONE AND PASSED, in my office at Houston, Harris County, State of Texas, on the day, month and year first above written, in the presence of the undersigned competent witnesses, who hereunto sign their names with the said appearers and me, Notary, after a due reading of the whole.

                                            SOUTHDOWN, INC.

                                            By:    /s/ CLARENCE C. COMER

                                              ----------------------------------
                                                      Clarence C. Comer
                                                President and Chief Executive
                                                            Officer

                                            By:   /s/ PATRICK S. BULLARD

                                              ----------------------------------
                                                      Patrick S. Bullard
                                              Vice President -- General Counsel
                                                        and Secretary

WITNESSES:

      /s/ J. BRUCE TOMPKINS
------------------------------------
         J. Bruce Tompkins

      /s/ MICHELLE RAYMOND
------------------------------------
          Michelle Raymond

                            /s/ LINDA F. HARRELL
             ------------------------------------------------------
                                 NOTARY PUBLIC

                                 [Notary Seal]

                            ARTICLES OF AMENDMENT TO
                     RESTATED CERTIFICATE OF INCORPORATION
                              DATED JULY 16, 1998

ARTICLES OF AMENDMENT TO        )            STATE OF TEXAS
RESTATED ARTICLES OF            )            COUNTY OF HARRIS
INCORPORATION OF                )            CITY OF HOUSTON
SOUTHDOWN, INC.                 )

     BE IT KNOWN, That on this 16th day of July, 1998,

     BEFORE ME, Linda F. Harrell, a Notary Public, duly commissioned and qualified in and for the County of Harris, State of Texas, and in the presence of the witnesses hereinafter named and undersigned:

                         PERSONALLY CAME AND APPEARED:

     PATRICK S. BULLARD and THOMAS E. DAMAN, appearing herein and acting for Southdown, Inc. (of which corporation they are, respectively, Vice
President -- General Counsel & Secretary and Vice President -- Treasurer), a corporation organized and existing under the laws of the State of Louisiana, domiciled in the Parish of Orleans, State of Louisiana, organized by Articles of Incorporation effective April 4, 1930, which Articles, as amended, were restated pursuant to Restated Articles of Incorporation effective September 15, 1983, and further amended as of April 10, 1987, December 2, 1987, April 23, 1988, May 23, 1988, March 4, 1991, January 25, 1994 and June 26, 1998 (the "Corporation"), who declared that pursuant to Sections 24B(6) and 33A of the Louisiana Business Corporation Law, Article IIIB of the Restated Articles of Incorporation of the Corporation and resolutions of the Board of Directors of the Corporation adopted at a special meeting of the Board of Directors of the Corporation held on March 17, 1998, they now appear for the purpose of executing this act of amendment and putting into authentic form the amendment so adopted by the Board of Directors of the Corporation.

     AND THE SAID APPEARERS further declare that by a unanimous vote of the Board of Directors of said Corporation, it was:

     RESOLVED, that Article III of the Restated Articles of Incorporation of Southdown, Inc. be amended so that:

          1. The first sentence of Article III, Paragraph E. is hereby deleted and there is substituted in its place the following:

             E. Of the aforesaid 10,000,000 shares of Preferred Stock, 2,000,000 shares shall constitute a separate series of preferred shares designated "Preferred Stock, Cumulative Junior Participating Series C" (the "Series C Preferred Stock").

     APPEARERS further stated that all of the shares of the Corporation have par value; that the Corporation is authorized to issue 210,000,000 shares, of which 200,000,000 are common shares of the par value of $1.25 and 10,000,000 are preferred shares of the par value of $0.05 per share; that of the preferred shares, 2,000,000 have been designated as the Series C Preferred Stock; and that the Board of Directors of the Corporation has the authority to amend the Articles to fix the preferences, limitations, and relative rights of the preferred shares, and to establish, and fix variations and relative rights and preferences as between, series of preferred shares, all as more fully set out in
Article III of the Articles of Incorporation.

     AND SAID APPEARERS having requested me, Notary, to note said amendment in authentic form, I do by these presents receive said amendments in the form of this public act to the end that said amendment may be promulgated and recorded and thus be read into the Restated Articles of Incorporation of Southdown, Inc., as hereinabove set forth.

     THUS DONE AND PASSED, in my office at Houston, Harris County, State of Texas, on the day, month and year first above written, in the presence of the undersigned competent witnesses, who hereunto sign their names with the said appearers and me, Notary, after a due reading of the whole.

                                            SOUTHDOWN INC.

                                            By: /s/ PATRICK S. BULLARD
                                              ----------------------------------
                                                Patrick S. Bullard, Vice
                                                President -- General Counsel and
                                                Secretary

                                            By: /s/ THOMAS E. DAMAN
                                              ----------------------------------
                                                Thomas E. Daman
                                                Vice President -- Treasurer

WITNESSES:

       /s/ MARGARET NUNEZ
------------------------------------
           Margaret Nunez

    /s/ JOHN RANDALL THOMPSON
------------------------------------
       John Randall Thompson

                            /s/ LINDA F. HARRELL

                       ----------------------------------
                                 NOTARY PUBLIC

                              [Notary Public Seal]

     NOTE WITH RESPECT TO EXHIBIT 3.1 TO REGISTRATION STATEMENT ON FORM S-8

     Articles of Amendment to Restated Articles of Incorporation of Southdown, Inc. dated April 10, 1987 (which added paragraph C to Article III and designated the Series A Preferred Stock), April 23, 1988 (which added paragraph D to
Article III and designated the Series B Preferred Stock), and January 25, 1994 (which added paragraph F to Article III and designated the Series D Preferred Stock) were also filed with the Louisiana Secretary of State. All of the shares of Preferred Stock authorized by such amendments were issued, but have now been either converted into Common Stock or redeemed. Accordingly, none of such shares of Preferred Stock is outstanding, and all of such shares have been returned to the status of authorized and unissued shares of Preferred Stock, undesignated as to series. Therefore such Articles of Amendment have been intentionally omitted from this Exhibit 3.1.

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